Exhibit 99.1
News Release

For immediate release	For more information contact:
August 7, 2015	Jeffry Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

Digirad Corporation Reports Financial Results for the
Second Quarter and Six Months ended June 30, 2015

•Announces year over year growth in revenue and adjusted EBITDA
•Confirms financial guidance for 2015
•Announces a regular quarterly cash dividend of $0.05 cents per share

Suwanee, GA. - August 7, 2015 - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the second quarter and six months ended June 30, 2015.
Total revenues for the 2015 second quarter were $15.5 million, an increase of 7 percent compared to the prior year’s second quarter revenues of $14.6 million.
Adjusted net income for the 2015 second quarter was $1.1 million, or $0.06 per diluted share, which was unchanged from the same period in the prior year. Adjusted EBITDA for the 2015 second quarter was $1.7 million, compared to $1.5 million in the prior year second quarter.
Total revenues for the six months ended June 30, 2015 were $29.4 million, an increase of 7 percent compared to the prior year’s revenues for the first six months of $27.6 million.
Adjusted net income for the six months ended June 30, 2015 was $1.4 million, or $0.07 per diluted share, compared to adjusted net income of $1.4 million, or $0.08 per diluted share in same period in the prior year. Adjusted EBITDA for the six months ended June 30, 2015 was $2.5 million, compared to $2.3 million in the same period in the prior year. A reconciliation of adjusted net income and adjusted EBITDA is provided later in this release.
Digirad President and CEO Matt Molchan said, “I am pleased to report that we achieved another solid quarter of performance in our second quarter of 2015. Our core businesses are performing well, and we are seeing more volume and revenue growth from our Telerhythmics business after the completion of our integration efforts last quarter, in particular in the month of June. Though our year to date results were impacted by the severe weather in the first quarter, our expectation is that full year results will fall within our previously announced financial guidance range.”
Molchan continued, “I am also pleased to announce that our integration efforts for MD Office Solutions are complete, and that business is a solid contributor to our results. We continue to monitor for other potential acquisitions, and we believe there are more opportunities out there similar to MD Office Solutions. Though timing is always hard to predict, we continue to expect to acquire some of these businesses over time.”
For the first six months ended June 2015, the Company generated cash flow from operations of $2.2 million, compared to $1.2 million in the same period of the prior year. The Company’s cash, cash equivalents and available-for-sale securities balance at June 30, 2015 was $21.7 million, a $0.3 million decrease from the December 31, 2014 balance of $22.0 million. Cash activity for the period included normal working capital changes along with payment of cash dividends.
As previously announced, the Company's 2015 financial guidance is to generate revenues between $61.0 million and $63.0 million; non-GAAP adjusted diluted earnings per share between $0.19 and $0.21; and non-GAAP adjusted EBITDA between $6.5 million and $6.9 million. The Company's non-GAAP financial measure adjusted diluted earnings per share excludes restructuring charges, acquired intangible asset amortization, acquisition related income tax adjustments and acquisition related contingent consideration valuation adjustments. Adjusted EBITDA further excludes stock-based compensation expense.
The Company also announced a cash dividend of $0.05 cents per share that will be paid on August 31, 2015, to shareholders of record on August 21, 2015.

Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT on August 7, 2015 to discuss the results and management's outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://drad.client.shareholder.com/events.cfm; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted net income,” “adjusted net income per diluted share,” and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and diluted net income per share. The Company has included below unaudited adjusted financial information, which presents the Company's results of operations after excluding restructuring charges, acquired intangible asset amortization, acquisition related income tax items, acquisition related contingent consideration adjustments, and in the measure of adjusted EBITDA, interest, taxes, depreciation, amortization and stock-based compensation.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2015.

About Digirad Corporation
Digirad delivers convenient, effective, and efficient diagnostic solutions on an as needed, when needed, and where needed basis. Digirad is one of the largest national providers of in-office nuclear cardiology and ultrasound imaging services, and also provides cardiac event monitoring services. These services are provided to physician practices, hospitals and imaging centers through its Diagnostic Services business. Digirad also sells medical diagnostic imaging systems, including solid-state gamma cameras, for nuclear cardiology and general nuclear medicine applications, as well as provides service on the products sold through its Diagnostic Imaging business. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2015	2014	2015	2014

Revenues:
Diagnostic Services	$12,179	$11,340	$22,742	$20,895
Diagnostic Imaging	3,368	3,247	6,645	6,689
Total revenues	15,547	14,587	29,387	27,584
Cost of revenues:
Diagnostic Services	9,213	8,204	17,719	15,738
Diagnostic Imaging	1,567	1,878	3,253	3,899
Total cost of revenues	10,780	10,082	20,972	19,637

Gross profit	4,767	4,505	8,415	7,947
Total gross profit percentage	30.7%	30.9%	28.6%	28.8%
Diagnostic Services gross profit percentage	24.4%	27.7%	22.1%	24.7%
Diagnostic Imaging gross profit percentage	53.5%	42.2%	51.0%	41.7%

Operating expenses:
Marketing and sales	1,268	1,245	2,478	2,340
General and administrative	2,203	2,193	4,371	4,188
Amortization of intangible assets	133	104	238	170
Restructuring charges	—	138	—	579
Total operating expenses	3,604	3,680	7,087	7,277

Income from operations	1,163	825	1,328	670

Other income (expense):
Interest and other income, net	11	15	22	32
Interest expense	(12)	(9)	(23)	(17)
Total other income (expense)	(1)	6	(1)	15

Income before income taxes	1,162	831	1,327	685
Income tax benefit (expense)	(65)	(8)	515	(10)
Net income	$1,097	$823	$1,842	$675

Net income per share:
Basic	$0.06	$0.04	$0.10	$0.04
Diluted	$0.06	$0.04	$0.09	$0.04
Dividends declared per common share	$0.05	$0.05	$0.10	$0.10

Weighted average shares outstanding – basic	19,263	18,554	19,036	18,536
Weighted average shares outstanding – diluted	19,726	18,839	19,511	18,831

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$14,886	$14,051
Securities available-for-sale	6,780	7,935
Accounts receivable, net	7,252	5,989
Inventories, net	4,016	3,644
Other current assets	668	856
Restricted cash	233	477
Total current assets	33,835	32,952

Property and equipment, net	6,034	4,766
Intangible assets, net	3,346	2,577
Goodwill	2,897	1,337
Other assets	312	269
Total assets	$46,424	$41,901

Liabilities and stockholders’ equity
Accounts payable	$2,752	$1,423
Accrued compensation	2,343	3,261
Accrued warranty	166	176
Deferred revenue	1,613	1,644
Other accrued liabilities	2,429	1,789
Total current liabilities	9,303	8,293
Other liabilities	1,114	963
Total liabilities	10,417	9,256

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Treasury stock	(5,728)	(5,728)
Additional paid-in capital	155,276	153,769
Accumulated other comprehensive loss	(6)	(19)
Accumulated deficit	(113,537)	(115,379)
Total stockholders’ equity	36,007	32,645
Total liabilities and stockholders’ equity	$46,424	$41,901

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2015	2014	2015	2014

Net income	$1,097	$823	$1,842	$675
Restructuring charges(1)	—	138	—	579
Acquired intangible amortization	130	102	233	165
Acquisition related contingent consideration valuation adjustment(4)	(173)	—	(173)	—
Income tax items(2)	45	(2)	(542)	(6)
Non-GAAP Adjusted net income	$1,099	$1,061	$1,360	$1,413

Net income per share - diluted	$0.06	$0.04	$0.09	$0.04
Restructuring charges(1)(3)	—	0.01	—	0.03
Acquired intangible amortization(3)	0.01	0.01	0.01	0.01
Acquisition related contingent consideration valuation adjustment(3)(4)	(0.01)	—	(0.01)	—
Income tax items(2)(3)	—	—	(0.03)	—
Non-GAAP Adjusted net income per share - diluted(3)	$0.06	$0.06	$0.07	$0.08

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2015	2014	2015	2014

Net income	$1,097	$823	$1,842	$675
Restructuring charges(1)	—	138	—	579
Acquisition related contingent consideration valuation adjustment(4)	(173)	—	(173)	—
Depreciation and amortization	598	485	1,086	938
Stock-based compensation	141	61	285	111
Interest and other income, net	(11)	(15)	(22)	(32)
Interest expense	12	9	23	17
Income tax expense (benefit)	65	8	(515)	10
Non-GAAP Adjusted EBITDA	$1,729	$1,509	$2,526	$2,298

(1) Reflects nonrecurring charges primarily related to the lease termination of the Poway, CA facility.
(2) Reflects income tax effect for adjusted financial data and acquisition related income tax adjustments.
(3) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.
(4) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015

Net income	$823	$1,028	772	745	$1,097
Restructuring charges(1)	138	80	33	—	—
Acquired intangible amortization	102	90	90	103	130
Acquisition related contingent consideration valuation adjustment(4)	—	—	—	—	(173)
Income tax items(2)	(2)	(1)	(3)	(587)	45
Non-GAAP Adjusted net income	$1,061	$1,197	$892	$261	$1,099

Net income per share - diluted(3)	$0.04	$0.05	0.04	0.04	$0.06
Restructuring charges(1)(3)	0.01	—	—	—	—
Acquired intangible amortization(3)	0.01	—	—	0.01	0.01
Acquisition related contingent consideration valuation adjustment(3)(4)	—	—	—	—	(0.01)
Income tax items(2)(3)	—	—	—	(0.03)	—
Non-GAAP Adjusted net income per share - diluted(3)	$0.06	$0.06	$0.05	$0.01	$0.06

	Three Months Ended
(in thousands)	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015

Net income	$823	$1,028	$772	$745	$1,097
Restructuring charges(1)	138	80	33	—	—
Acquisition related contingent consideration valuation adjustment(4)	—	—	—	—	(173)
Depreciation and amortization	485	497	494	488	598
Stock-based compensation	61	96	119	144	141
Interest and other income, net	(15)	(14)	(12)	(11)	(11)
Interest expense	9	10	12	11	12
Income tax expense (benefit)	8	8	44	(580)	65
Non-GAAP Adjusted EBITDA	$1,509	$1,705	$1,462	$797	$1,729

(1) Reflects nonrecurring charges primarily related to restructuring of the Diagnostic Imaging reporting segment and lease termination of the Poway, CA facility.
(2) Reflects income tax effect for adjusted financial data and acquisition related income tax adjustments.
(3) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.
(4) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions